EXHIBIT 10.3

AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 7, 2019

AMONG

MADISON GAS AND ELECTRIC COMPANY, AS BORROWER,

THE LENDERS,

U.S. BANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT,

AND

ASSOCIATED BANK, N.A., AS SYNDICATION AGENT

U.S. BANK NATIONAL ASSOCIATION LEAD ARRANGER AND SOLE BOOK RUNNER

Page

ARTICLE I

DEFINITIONS; ETC

1.1.

Definitions.

1

1.2.

Other Interpretative Provisions

16

1.3.

Interest Rates; LIBOR Notification.

16

ARTICLE II

THE CREDITS

2.1.

The Facility

17

2.2.

Advances

17

2.3.

Method of Borrowing

18

2.4.

Upfront Fee; Commitment Fee; Reductions in Aggregate Commitment

18

2.5.

Minimum Amount of Each Advance

19

2.6.

Optional Principal Payments.

19

2.7.

Changes in Interest Rate, etc

19

2.8.

Rates Applicable After Default

19

2.9.

Method of Payment

20

2.10.

Noteless Agreement; Evidence of Indebtedness

20

2.11.

Telephonic Notices

21

2.12.

Interest Payment Dates; Interest and Fee Basis

21

2.13.

Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.

21

2.14.

Lending Installations

21

2.15.

Non-Receipt of Funds by the Administrative Agent

22

ARTICLE III

INCREASED COSTS; TAXES

3.1.

Increased Costs

22

3.2.

Break Funding Payments

23

3.3.

Alternate Rate of Interest

24

3.4.

Funding Indemnification

25

3.5.

Withholding of Taxes; Gross-Up

25

3.6.

Mitigation Obligations; Replacement of Lenders

29

ARTICLE IV

CONDITIONS PRECEDENT

4.1.

Initial Advance

30

4.2.

Each Advance

31

ARTICLE V

REPRESENTATIONS AND WARRANTIES

(continued)

Page

5.1.

Existence and Standing

32

5.2.

Authorization and Validity

32

5.3.

No Conflict; Government Consent

32

5.4.

Financial Statements

32

5.5.

Material Adverse Change

32

5.6.

Taxes

33

5.7.

Litigation and Contingent Obligations

33

5.8.

Subsidiaries

33

5.9.

ERISA

33

5.10.

Accuracy of Information

34

5.11.

Regulation U

34

5.12.

Compliance With Laws

34

5.13.

Ownership of Properties

34

5.14.

Plan Assets; Prohibited Transactions

35

5.15.

Environmental Matters

35

5.16.

Investment Company Act

35

5.17.

Insurance

35

5.18.

Regulatory Approval

35

5.19.

Anti-Corruption Laws and Sanctions.

35

5.20.

EEA Financial Institutions.

36

5.21.

Solvency

36

ARTICLE VI

COVENANTS

6.1.

Financial Reporting

36

6.2.

Litigation

37

6.3.

Use of Proceeds

37

6.4.

Notices of Material Events.

38

6.5.

Conduct of Business

38

6.6.

Taxes

38

6.7.

Insurance

38

6.8.

Compliance with Laws

38

6.9.

Maintenance of Properties

39

(continued)

Page

6.10.

Inspection

39

6.11.

Merger

39

6.12.

Sale of Assets

39

6.13.

Liens

40

6.14.

Affiliates

42

6.15.

Financial Covenant

42

ARTICLE VII

DEFAULTS

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.

Acceleration

44

8.2.

Amendments

45

8.3.

Preservation of Rights

45

ARTICLE IX

GENERAL PROVISIONS

9.1.

Survival of Representations

46

9.2.

Governmental Regulation

46

9.3.

Entire Agreement

46

9.4.

Several Obligations; Benefits of this Agreement

46

9.5.

Expenses; Indemnification

46

9.6.

Numbers of Documents

48

9.7.

Accounting

48

9.8.

Severability of Provisions

49

9.9.

Nonliability of Lenders

49

9.10.

Confidentiality

49

9.11.

Nonreliance

50

9.12.

Disclosure

50

9.13.

No Fiduciary Duty, etc

50

9.14.

USA Patriot Act

51

9.15.

Acknowledgement and Consent to Bail-In of EEA Financial Institutions

51

9.16.

Additional Covenants and Defaults

51

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1.

Appointment; Nature of Relationship

52

10.2.

Powers

53

(continued)

Page

10.3.

General Immunity

53

10.4.

No Responsibility for Loans, Recitals, etc

53

10.5.

Action on Instructions of Lenders

53

10.6.

Employment of Administrative Agents and Counsel

53

10.7.

Reliance on Documents; Counsel

54

10.8.

Administrative Agent’s Reimbursement and Indemnification

54

10.9.

Notice of Default

54

10.10.

Rights as a Lender

54

10.11.

Lender Credit Decision

55

10.12.

Successor Administrative Agent

55

10.13.

Administrative Agent and Arranger Fees

56

10.14.

Delegation to Affiliates

56

10.15.

Other Agents

56

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1.

Setoff

56

11.2.

Ratable Payments

56

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.

Successors and Assigns

57

12.2.

Participations.

57

12.3.

Assignments

59

12.4.

Dissemination of Information

60

12.5.

Tax Treatment

60

12.6.

Restructure or Transfer

60

ARTICLE XIII

NOTICES

13.1.

Notices

60

13.2.

Change of Address

61

ARTICLE XIV

COUNTERPARTS; EFFECTIVENESS

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1.

CHOICE OF LAW

61

15.2.

CONSENT TO JURISDICTION

61

(continued)

Page

15.3.

WAIVER OF JURY TRIAL

62

ARTICLE XVI

AMENDMENT AND RESTATEMENT; REAFFIRMATION

SCHEDULES

Schedule I

Lenders and Commitments Pricing Schedule

Schedule 5.8

Subsidiaries

Schedule 6.13

Liens EXHIBITS

Exhibit A

Form of Opinion of Borrower’s Counsel

Exhibit B

Form of Compliance Certificate

Exhibit C

Form of Assignment Agreement

Exhibit D

Form of Loan/Credit Related Money Transfer Instruction Exhibit E

Form of Note

Exhibit F

Form of U.S. Tax Compliance Certificates

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement, dated as of February 7, 2019, is among Madison Gas and Electric Company, the Lenders and U.S. Bank National Association, a national banking association, as Administrative Agent.

R E C I T A L S:

WHEREAS, the Borrower is a party to that certain Credit Agreement dated as of June 1, 2015 by and among the Borrower, the lenders party thereto (collectively, the “Existing Lenders”) and U.S Bank National Association, as administrative agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders provide certain loans and other financial accommodations to the Borrower;

WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety to, among other things, extend the revolving credit facility to the Borrower; and

WHEREAS, in connection with the foregoing, the parties hereto agree that upon satisfaction of the conditions set forth in Sections 4.1 and 4.2, the Existing Credit Agreement shall be amended and restated in its entirety and superseded by this Agreement; provided, however, the obligation to repay the Obligations under the Existing Credit Agreement shall continue in full force and effect and shall be governed by the terms of this Agreement and corresponding Loan Documents.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I DEFINITIONS; ETC.

1.1.

Definitions. As used in this Agreement:

“Administrative Agent” means U.S. Bank National Association in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder (i) made by the Borrower from the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agent Indemnitee” has the meaning assigned to it in Section 9.5(iii).

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, in the initial aggregate amount of $40,000,000 as changed from time to time pursuant to the terms hereof.

“Agreement” means this Amended and Restated Credit Agreement.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) 0.0%, (ii) the Prime Rate for such day, (iii) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (iv) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for Dollars plus 1.0% provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate reported by the applicable financial information service at approximately 11:00

a.m. London time on such day.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section

2.19 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Arranger” means U.S. Bank National Association, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“Authorized Officer” means any of the Chairman, President, Chief Financial Officer, Treasurer or an Assistant Treasurer of the Borrower, or any individual certified in writing by one of the aforementioned officers, in each case, acting singly.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101 et seq.).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate Margin” means, at any time, a percentage rate per annum determined in accordance with the Pricing Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means Madison Gas and Electric Company, a Wisconsin corporation, and its successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder. “Borrowing Notice” is defined in Section 2.2.3.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Minneapolis, Madison and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Change in Control” means (i) that MGE Energy, Inc. shall own less than 100% of the voting equity interests of the Borrower or (ii) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the voting power of the outstanding shares of voting stock of MGE Energy, Inc.

“Change in Law” means the occurrence, after the date of this Agreement (or, in the case of any Lender, such later date on which such Lender becomes a party to this Agreement) of: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or any Lending Installation of such Lender or any corporation controlling such Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the  Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans in an aggregate amount not exceeding the amount set forth on Schedule I hereto or as set forth in any assignment agreement relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be reduced from time to time pursuant to the terms hereof.

“Commitment Fee Rate” means, at any time, a percentage rate per annum determined in accordance with the Pricing Schedule.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Indebtedness” means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Total Capitalization” means at any time the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the Indebtedness of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Conversion/Continuation Notice” is defined in Section 2.2.4. “Credit Party” means the Administrative Agent or any other Lender. “Default” means an event described in Article VII.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any Sale and Leaseback Transaction and any issuance of capital stock or other equity interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.” “Division” means the division of the assets, liabilities and/or obligations of a Person (the

“Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division  shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” means the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Successor” means a Person that (i) is a corporation, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (ii) as a result of a contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of the Borrower, (iii) upon giving effect to such contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (iv) in the case of the Borrower, is acceptable to the Required Lenders.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the

Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event has occurred with respect to any  Pension Plan; (b) the failure to satisfy the “minimum  funding  standard”  (as  defined  in  Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Pension Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan;

(d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Pension Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

“Existing Credit Agreement” has the meaning set forth in the Recitals hereto. “Existing Lenders” has the meaning set forth in the Recitals hereto.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Advance” means an Advance which bears interest based on the LIBO Rate. “Excluded  Taxes” means  any of the following Taxes  imposed on  or with  respect  to  a

Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.5(ii)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(vi) and (d) any withholding Taxes imposed under FATCA.

“Facility Termination Date” means the earliest to occur of (a) February 7, 2024 and (b) the date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the greater of (a) 0.0% and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which bears interest based on the Floating

Rate.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services

(other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations for borrowed money or for the deferred purchase price of Property or services, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations,

(vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (viii) Contingent Obligations in respect of any type of obligation described in any of the other clauses of this definition, (ix) obligations in respect of Sale and Leaseback Transactions and (x) Off-Balance Sheet Liabilities. Obligations of any Person that would constitute Indebtedness solely because of such Person’s capacity as a general partner of a partnership that incurred such Indebtedness shall not constitute Indebtedness of such Person if such Indebtedness in non-recourse to the partnership and neither such Person nor any Subsidiary thereof has any Contingent Obligations with respect to such Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 9.5(ii).

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates; provided that, with respect to clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

“Interest Period” means, with respect to a Eurodollar Advance, a period selected by the Borrower commencing on a Business Day and ending on the numerically corresponding day 7 or one, two, three or six months thereafter, provided that if there is no such numerically corresponding day in the next, second, third or sixth succeeding month, as applicable, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if such next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“JPM Facility” means the amended and restated credit agreement dated on or around the date hereof among the Borrower, various financial institutions, U.S. Bank National Association and Bank of America, N.A., as syndication agents and JPMorgan Chase Bank, N.A. (or any successor) as administrative agent.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.14.

“LIBO Base Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period the greater of (a) 0.0% and (b) the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on the date that is two Business Days before the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if the applicable Reuters Screen (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable LIBO Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on the date that is two Business Days before the first day of such Interest Period, and having a maturity equal to such Interest Period

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period the sum of (i) the quotient of (a) the LIBO Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Percentage plus (ii) the LIBOR Margin.

“LIBOR Margin” means, at any time, a percentage rate per annum determined in accordance with the Pricing Schedule.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, a loan made by such Lender pursuant to Article II (or any conversion or continuation thereof).

“Loan Documents” means this Agreement and each Note issued pursuant to Section 2.10. “Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its

Subsidiaries, taken as a whole, on the ability of the Borrower to perform its obligations under this Agreement, or on the validity or enforceability of this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the  type  described  in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Note” means any promissory note in the form of Exhibit E hereto issued at the request of a Lender pursuant to Section 2.10 to evidence its Loans.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Original Effective Date” means June 1, 2015.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.5).

“Participant Register” has the meaning assigned to such term in Section 12.2.1.

“Participants” is defined in Section 12.2.1. “Patriot Act” is defined in Section 9.14.

“Payment Date” means the last day of each month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto. “Pension Plan” means a “pension plan” as such term is defined in section 3(2) of ERISA

(including any Multiemployer Plan), which is subject to Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code, and to which the Borrower or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced by

U.S. Bank or its parent from time to time (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.

“Principal Subsidiary” means any Subsidiary (i) which together with its Subsidiaries has assets having an aggregate book value exceeding 10% of the consolidated assets of the Borrower and its Subsidiaries, or (ii) which together with its Subsidiaries had net income in excess of 10% of the consolidated net income of the Borrower and its Subsidiaries for the most recently ended period of four fiscal quarters.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchasers” is defined in Section 12.3.1.

“Recipient” means (a) the Administrative Agent and (b) any Lender. “Register” has the meaning assigned to such term in Section 12.3.3.

“Regulation D” means Regulation D of the FRB as from time to time in effect and any successor thereto or other regulation or official interpretation of the FRB relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation T” means Regulation T of the FRB as from time to time in effect. “Regulation U” means Regulation U of the FRB as from time to time in effect and any successor or other regulation or official interpretation of the FRB relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the FRB as from time to time in effect.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Pension Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” is defined in Section 9.5.

“Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency  liabilities”  in Regulation D). The LIBO Rate for each outstanding LIBOR Loan shall be adjusted  automatically as of the effective date of any change in the Reserve Percentage.

“Required Lenders” means Lenders in the aggregate having at least 50% of  the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the outstanding principal amount of all Loans; provided that, if there are only two Lenders, Required Lenders shall mean both Lenders. Any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Restatement Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services, LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission.

“Solvent” means, at to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and

(d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Syndication Agent” means Associated Bank, N.A.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Transferee” is defined in Section 12.4.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.

“U.S. Person”   means   a   “United States   person”    within    the    meaning    of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance  Certificate”  has  the  meaning  assigned  to  such  term  in Section 3.5(vi)(b)(ii)(3).

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2.

Other Interpretative Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless another document is specifically referenced and (iii) any reference to any law or regulation shall include all statutory and regulatory provisions consolidating, amending, supplementing, reforming, replacing or interpreting such law or regulation. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; and the word “to” means “to but excluding”. Section headings herein are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise specified, any reference to a time of day means such time in Minneapolis, Minnesota.

1.3.

Interest Rates; LIBOR Notification. The interest rate on Eurodollar Advances is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In  July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Advances. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 3.3(ii) of this Agreement, such Section 3.3(ii) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 3.3, in advance of any change to the reference rate upon which the interest rate on Eurodollar Advances is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.3(ii), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II

THE CREDITS

2.1.

The Facility.

2.1.1.

Description of Facility. The Lenders grant to the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set forth, each Lender severally agrees to make Loans to the Borrower in accordance with Section 2.2.

2.1.2.

Limitations on Loans. In no event may (a) the aggregate principal amount of all Loans at any time exceed the Aggregate Commitment or (b) the aggregate principal amount of all Loans of any Lender at any time exceed the amount of such Lender’s Commitment.

2.1.3.

Availability of Facility. Subject to the terms of this Agreement, the facility is available from the date hereof to the Facility Termination Date, and the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments shall expire on the Facility Termination Date.

2.1.4.

Repayment of Facility. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.2.

Advances.

2.2.1.

Advances. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

2.2.2.

Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3.

2.2.3.

Method of Selecting Types and Interest Periods for Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 12:00 noon (x) on the Borrowing Date of each Floating Rate Advance and (y) at least three Business Days before the Borrowing Date for each Eurodollar Advance. A Borrowing Notice shall specify:

(i)

the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)

the aggregate amount of such Advance,

(iii)

the Type of Advance selected, and

(iv)

in the case of each Eurodollar Advance, the Interest Period applicable thereto (which may not end after the Facility Termination Date).

2.2.4.

Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are either converted into Eurodollar Advances in accordance with this Section 2.2.4 or are repaid in accordance with Section 2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance, or continuation of a Eurodollar Advance, not later than 12:00 noon at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)

the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)

the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)

the amount of such Advance(s) which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.3.

Method of Borrowing. Not later than 1:00 p.m. on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.4.

Upfront Fee; Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Administrative Agent for the account of each Lender on the date hereof an upfront fee equal to 0.15% of such Lender’s Commitment. The Borrower agrees to  pay to the Administrative Agent for the account of each Lender a commitment fee at a per  annum rate equal to the Commitment Fee Rate on the average daily unused amount of such Lender’s Commitment from the date hereof to the Facility Termination Date, payable on the last day of each calendar quarter hereafter and on the Facility Termination Date; provided that the Borrower shall not be obligated to pay a commitment fee for the account of any Lender with respect to any period during which such Lender is a Defaulting Lender. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess of $5,000,000 upon at least two Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any  termination of the obligations of the Lenders to make Loans hereunder.

2.5.

Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the amount of $1,000,000 (or a higher integral multiple of $500,000), and each Floating Rate Advance shall be in the amount of (i) $1,000,000 (or a higher integral multiple of $500,000) or, if applicable, (ii) the amount of then outstanding commercial paper being repaid with the proceeds of such Floating Rate Advance, provided that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment. The Borrower shall not request a Eurodollar Advance if, after giving effect to the requested Eurodollar Advance, more than ten separate Eurodollar Advances would be outstanding.

2.6.

Optional Principal Payments. The Borrower may from time to time pay on any Business Day, without penalty or premium, all outstanding Floating Rate Advances, or, in the amount of $1,000,000 or a higher integral multiple of $500,000, any portion of the outstanding Floating Rate Advances upon notice to the Administrative Agent (not later than 12:00 noon) on the proposed day of payment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances or, in the amount of $1,000,000 (or, if less, the outstanding amount of any Eurodollar Advance) or a higher integral multiple of $500,000, any portion of any outstanding Eurodollar Advance upon two Business Days’ prior notice to the Administrative Agent.

2.7.

Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.2.4 to the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.2.4, at a rate per annum equal to the Floating Rate plus the Base Rate Margin for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from the first day of the Interest Period applicable thereto to the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.2.3 and 2.2.4 and the Pricing Schedule. No Interest Period may end after the Facility Termination Date.

2.8.

Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.2.3 or Section 2.2.4, during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 1.5% per annum or (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time, plus the Base Rate Margin, plus 1.5% per annum, provided that, during the continuance of a Default under Section 7.7 or 7.8, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

2.9.

Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to automatically charge the account of the Borrower maintained with U.S. Bank (account number: #########) for each payment of principal, interest and fees as it becomes due hereunder.

2.10.

Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)

The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and, (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)

The entries maintained in the accounts maintained pursuant to paragraphs (i) and

(ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv) Any Lender may request that its Loans be evidenced by Notes. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by a Note payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.11.

Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances, and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow

Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.12.

Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest calculated based on the Prime Rate shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.13.

Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.14.

Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any Loan issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

2.15.

Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan  or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

ARTICLE III

INCREASED COSTS; TAXES

3.1.

Increased Costs.

(i)

If any Change in Law shall:

(a)

impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(b)

impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(c)

subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(ii)

If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii)

A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may  be,  as  specified  in  paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(iv)

Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.2.

Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Advance other than on the last day of an Interest Period applicable thereto (including as a result of a Default), (b) the conversion of any Eurodollar Advance other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Advance on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.6 and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Advance other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.6, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Advance, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Advance had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Advance), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

3.3.

Alternate Rate of Interest.

(i)

If prior to the commencement of any Interest Period for a Eurodollar Advance:

(a)

the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that deposits of a type and maturity appropriate to match fund Eurocurrency Advances are not available to such Lenders in the relevant market, or

(b)

the Administrative Agent is advised by the Required Lenders that the interest rate applicable to Eurocurrency Advances is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining Eurocurrency Advances;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective and if any Borrowing Notice requests a Eurodollar Advance, such Advance shall be made as a Floating Rate Advance; provided that if the circumstances giving rise to such notice affect only one Type of Advance, then the other Type of Advances shall be permitted.

(ii)

Notwithstanding the foregoing, in the event the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (a) the circumstances set forth in Section 3.3(i)(b) have arisen and such circumstances are unlikely to be temporary, (b) ICE Benchmark Administration (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (c) the supervisor for the administrator of the interest settlement rate described in clause (b) of this Section 3.3(ii) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall seek to jointly agree upon an alternate rate of interest to the LIBO Base Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect  such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the LIBOR Margin or the Base Rate Margin). Notwithstanding anything to the contrary in Section 8.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.3(ii), (x) any request pursuant to Section 2.2 that requests the conversion of any Advance to, or continuation of any Advance as, a Eurocurrency Advance shall be ineffective and any such Advance shall be continued as or converted to, as the case may be, a Base Rate Advance, and (y) if any request pursuant to Section 2.2 requests a Eurocurrency Advance, such Advance shall be made as a Base Rate Advance. If the alternate rate of interest determined pursuant to this

Section 3.3(ii) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

3.4.

Funding Indemnification. If any conversion or payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made, paid, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5.

Withholding of Taxes; Gross-Up.

(i)

Payments Free of Taxes. Any and all payments by or on account of any  obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has  been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)

Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(iii)

Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(iv)

Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(v)

Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2.1 relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (v).

(vi)

Status of Lenders.

(a)

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(vi)(b)(i), (b)(ii) and (b)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)

Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(i)

any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

1.

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2.

in the case of a Foreign Lender claiming that its extension of credit will generate

U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

3.

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

4.

to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W- 8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(iii)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(vii)

Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant  to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (vii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (vii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (vii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(viii)

Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(ix)

Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

3.6.

Mitigation Obligations; Replacement of Lenders.

(i)

If any Lender requests compensation under Section 3.1, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment

(a) would eliminate or reduce amounts payable pursuant to Sections 3.1 or 3.5, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(ii)

If any Lender requests compensation under Section 3.1, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, or if any Lender becomes Defaulting Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.1), all its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or 3.5) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

ARTICLE IV CONDITIONS PRECEDENT

4.1.

Initial Advance.

The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has made payment to the Administrative Agent for the account of the Lenders in immediately available funds the upfront fees payable under Section 2.4 and the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

(i)

Copies of the restated articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation, as well as any other information required by Section 326 of the Patriot Act or necessary for the Administrative Agent or any Lender to verify the identity of Borrower as required by Section 326 of the Patriot Act.

(ii)

Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

(iii)

An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(iv)

A certificate, signed by the chief financial officer of the Borrower, stating that on the date of this Agreement (a) the representations and warranties contained in Article V are true and correct in all material respects, (b) no Default or Unmatured Default has occurred and is continuing and (c) the Borrower and its Subsidiaries, taken as a whole, are Solvent.

(v)

A written opinion of the Borrower’s counsel, addressed to the Lenders in substantially the form of Exhibit A.

(vi)

Any Note requested by a Lender pursuant to Section 2.10 payable to the order of such requesting Lender.

(vii)

(a) At least five days prior to the Restatement Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Restatement Effective Date and (b) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Restatement Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the

Restatement Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (vii) shall be deemed to be satisfied).

(viii)

Evidence satisfactory to the Administrative Agent of any required governmental approvals or consents regarding this Agreement.

(ix)

All fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of any reasonable costs, internal charges and out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(x)

Such other documents as any Lender or its counsel may have reasonably requested.

4.2.

Each Advance. The Lenders shall not be required to make any Advance unless on the date of such Advance:

(i)

No Default or Unmatured Default exists or would result from such Advance.

(ii)

The representations and warranties contained in Article V (other than, in the case of each Advance to be made after the date of this Agreement, Sections 5.5 and 5.7) are true and correct in all material respects as of the date of such Advance except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)

All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel (including evidence satisfactory to the Administrative Agent of any required governmental approvals or consents regarding such Advance).

Each delivery of a Borrowing Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require delivery of a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

ARTICLE V REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1.

Existence and Standing. Each of the Borrower and each Principal Subsidiary is a corporation, partnership (in the case of Principal Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Borrower and each Principal Subsidiary has all requisite authority to conduct its business in each jurisdiction in which its business is conducted other than where the failure to be so authorized would not reasonably be expected to have a Material Adverse Effect.

5.2.

Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5.3.

No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation by the Borrower of the transactions therein contemplated, nor compliance by the Borrower with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Principal Subsidiaries or (ii) the Borrower’s or any Principal Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Principal Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Principal Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Principal Subsidiaries, is required to be obtained by the Borrower or any of its Principal Subsidiaries in connection with the execution and delivery by the Borrower of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability against the Borrower of any of the Loan Documents.

5.4.

Financial Statements. The December 31, 2017 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5.

Material Adverse Change. Since December 31, 2017, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

5.6.

Taxes. MGE Energy, Inc., the parent corporation for the Borrower, has, or the Borrower and its Subsidiaries have, filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. The United States income tax returns of the Borrower and its Subsidiaries through the fiscal year ended December 31, 2014, are not subject to audit by the Internal Revenue Service. No tax liens have been filed and no claims are being asserted with respect to any such taxes, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7.

Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the chief executive officer, the chief financial officer, the chief accounting officer, the controller or the general counsel, overtly threatened against or affecting the Borrower or any of its Principal Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extension. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8.

Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9.

ERISA.

(i)

Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, and to the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(ii)

There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(iii)

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Pension Plan (other than a Multiemployer Plan) (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (other than a Multiemployer Plan) (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of all such underfunded Pension Plans.

5.10.

Accuracy of Information.

(i)

No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, taken as a whole, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect as of the time when made or delivered.

(ii)

As of the Restatement Effective Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

5.11.

Regulation U. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advance hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Advance, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

5.12.

Compliance With Laws. The Borrower and its Principal Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.13.

Ownership of Properties. On the date of this Agreement, the Borrower and its Principal Subsidiaries have good title, free of all Liens other than those permitted by Section 6.13, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

5.14.

Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Advance, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

5.15.

Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, as of the date hereof, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect, except to the extent disclosed in the Borrower’s Form 10-K and Form 10-Q reports filed with the SEC prior to the date hereof. Except to the extent disclosed in the Borrower’s Form 10-K and Form 10-Q reports filed with the SEC prior to the date hereof, neither the Borrower nor any Principal Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.16.

Investment Company Act. Neither the Borrower nor any Subsidiary is required to register as an “investment company” under the Investment Company Act of 1940.

5.17.

Insurance. The Borrower and its Principal Subsidiaries maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice.

5.18.

Regulatory Approval. No consent, authorization or approval of, and/or filing or registration with, any governmental body or regulatory authority is required in connection with the execution, delivery or performance of the Loan Documents or for the consummation of the transactions herein contemplated, or for the validity or enforceability thereof.

5.19.

Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors and officers and, to the knowledge of the Borrower, the Borrower’s and the applicable Subsidiaries’ respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Advance, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

5.20.

EEA Financial Institutions. The Borrower is not an EEA Financial Institution.

5.21.

Solvency. The Borrower and its Subsidiaries taken as a whole are Solvent as of the Restatement Effective Date.

ARTICLE VI COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1.

Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

(i)

Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower’s independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.

(ii)

Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief executive officer, chief financial officer or treasurer.

(iii)

Notwithstanding the preceding provisions of this Section 6.1, if and so long as the Borrower shall file regular and periodic reports with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, delivery to the Administrative Agent of copies of the Borrower’s reports on Forms 10K and 10Q promptly following filing thereof with the SEC, but in any event not later than within the periods set forth in Sections 6.1(i) and (ii), shall constitute full compliance with those sections.

(iv)

Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief executive officer, chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v)

As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Pension Plan, a statement, signed by the chief financial officer or treasurer of the Borrower, describing such Reportable Event and the action which the Borrower proposes to take with respect thereto.

(vi)

As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Principal Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Principal Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Principal Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect. The Borrower may satisfy any such notice requirement by delivering to the Administrative Agent a copy of the Borrower’s report on Form 8-K describing such event, promptly following filing thereof with the SEC.

(vii)

Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Principal Subsidiaries files with the SEC.

(viii)

(a) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request and (b) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

6.2.

Litigation. The Borrower shall promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority, to which the Borrower or its Principal Subsidiaries is a party, except proceedings that would not reasonably  be expected to have a Material Adverse Effect. The Borrower may satisfy any such notice requirement by delivering to the Administrative Agent a copy of the Borrower’s report on Form 8-K describing such event, promptly following filing thereof with the SEC.

6.3.

Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes, including commercial paper back-up (in compliance with all applicable legal and regulatory requirements). No part of the proceeds of any Advance will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulations T, U and X. The Borrower will not request any Advance, and  the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto

6.4.

Notices of Material Events. The Borrower will, and will cause each Principal Subsidiary to, give prompt notice in writing to the Lenders of:

(i)

The occurrence of any Default or Unmatured Default of which the Borrower becomes aware and of any other development, financial or otherwise, of which the Borrower becomes aware which could reasonably be expected to have a Material Adverse Effect. The Borrower may satisfy any such notice requirement by delivering to the Administrative Agent a copy of the Borrower’s report on Form 8-K describing such event, promptly following filing thereof with the SEC.

(ii)

Any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification.

(iii)

The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

6.5.

Conduct of Business. The Borrower will, and will cause each Principal Subsidiary to, (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, including reasonable extensions of such business, (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and (c) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and the failure so to maintain such authority would reasonably be expected to have a Material Adverse Effect, provided that this Section shall not be deemed to prohibit any transaction permitted under Section 6.11 or 6.12.

6.6.

Taxes. The Borrower will, and will cause each Principal Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due Taxes imposed upon it or upon its property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles or where nonpayment could not reasonably be expected to have a Material Adverse Effect.

6.7.

Insurance. The Borrower will, and will cause each Principal Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

6.8.

Compliance with Laws. The Borrower will, and will cause each Principal  Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including all Environmental Laws, except where noncompliance would not have a Material Adverse Effect. Without limiting the foregoing, the Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.9.

Maintenance of Properties. The Borrower will, and will cause each Principal Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property (except such Property the failure of which to maintain or preserve would not have individually or in the aggregate, a Material Adverse Effect) in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided the foregoing shall not prevent the Borrower or its Principal Subsidiaries from abandoning or disposing of any property that is no longer used or useful in its business or obsolete.

6.10.

Inspection. Subject to Section 9.10, the Borrower will, and will cause each Principal Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Principal Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Principal Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Principal Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

6.11.

Merger. The Borrower will not, nor will it permit any Principal Subsidiary to, merge or consolidate with or into any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the stock of its Subsidiaries in each case, whether now owned or hereafter acquired, or liquidate or dissolve, except that (i) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary and (ii) the Borrower or any Principal Subsidiary may merge with or into or consolidate with any other Person; provided that, in each case, immediately before and after giving effect thereto, no Default or Unmatured Default shall have occurred and be continuing and (A) in the case of any such merger or consolidation to which the Borrower is a party, either (x) the Borrower shall be the surviving entity or (y) the surviving entity shall be an Eligible Successor and shall have assumed all of the obligations of the Borrower under this Agreement pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received an opinion of counsel in form and substance satisfactory to it as to the enforceability of such obligations assumed and (B) subject to clause (A) above, in the case of any such merger or consolidation to which any Principal Subsidiary is a party, a Principal Subsidiary shall be the surviving entity.

6.12.

Sale of Assets. The Borrower will not, nor will it permit any Principal Subsidiary to, make any Disposition, except:

(i)

Dispositions of inventory in the ordinary course of business.

(ii)

Dispositions of assets which have become obsolete or no longer used or useful in the business of the Borrower or any such Principal Subsidiary.

(iii)

Dispositions of equipment or real property to the extent that (A) such disposition is in the ordinary course of business or (B) such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property.

(iv)

Dispositions of Property by a Subsidiary to the Borrower or another Subsidiary.

(v)

Dispositions of Property that, together with all other Property of the Borrower and its Principal Subsidiaries previously leased, sold or disposed of (other than dispositions permitted by the foregoing provisions of this Section 6.12) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

6.13.

Liens. The Borrower will not, nor will it permit any Principal Subsidiary to,  create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Principal Subsidiaries, except:

(i)

Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.

(ii)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings diligently conducted.

(iii)

Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)

Liens incidental to the normal conduct of the business of the Borrower or any Subsidiary or the ownership of its property or the conduct of the ordinary course of its business, including (A) zoning restrictions, easements, rights of way, reservations, restrictions on the use of real property and other minor irregularities of title, (B) rights of lessees under leases, (C) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary on deposit with or in the possession of such banks, (D) Liens or deposits to secure the performance of statutory obligations, tenders, bids, leases, progress payments, performance or return-of-money bonds, performance or other similar bonds or other obligations of a similar nature incurred in the ordinary course of business, and (E) Liens required by any contract or statute in order to permit the Borrower or a Subsidiary of the Borrower to perform any contract or subcontract made by it with or pursuant to the requirements of a Governmental Authority, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair the use of property in the operation of the business of the Borrower and its Subsidiaries taken as a whole.

(v)

Liens on property existing at the time of acquisition thereof or Liens affecting property of a Person existing at the time it becomes a Subsidiary of the Borrower or at the time it is merged into or consolidated with the Borrower or a Subsidiary of the Borrower; provided that, in either case, such Liens were not granted in contemplation of such acquisition or in contemplation of the transaction pursuant to which such Person became a Subsidiary; and provided further that in either case, such Liens do not extend to or cover any property of the Borrower or of any of its Subsidiaries other than the property that secured the acquired

Indebtedness prior to the time such Indebtedness became Indebtedness of the Borrower or a Subsidiary.

(vi)

Liens on property securing Indebtedness incurred prior to, at the time of, or within 12 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, provided that such Liens do not extend to or cover any other property of the Borrower or any Subsidiary and the Indebtedness secured thereby was incurred to pay, and does not exceed, the purchase price thereof.

(vii)

Liens on any improvements to property securing Indebtedness incurred to provide funds for all or part of the cost of such improvements in a principal amount not exceeding the cost of acquisition or construction of such improvements and incurred within 12 months after completion of such improvements or construction, provided that such Liens do not extend to or cover any property of the Borrower or any Subsidiary other than such improvements.

(viii)

Liens to government entities granted to secure pollution control or industrial revenue bond financings, which Liens in each financing transaction cover only the property the acquisition of which, or the construction of which, was financed by such financing, and property related thereto.

(ix)

any Lien incurred or deposits to secure the performance of surety bonds incurred in the ordinary course of business consistent with past practice, provided that such Liens shall cover only the Borrower’s or its Subsidiaries’ interests in and relating to the contract underlying the transaction for which such surety bonds were issued.

(x)

Liens on cash or cash equivalents created or existing to secure stay or appeal bonds or otherwise resulting from any litigation or legal proceeding which is being contested in good faith by appropriate action promptly initiated and diligently conducted, including the Lien of any judgment; provided that the aggregate amount secured by all such Liens does not exceed

$50,000,000.

(xi)

Liens securing any extension, renewal, replacement or refinancing of Indebtedness secured by any Lien referred to in the foregoing clauses (v), (vi), (vii), (viii), and (xii); provided that

(A)

such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and

(B)

the amount secured by such Lien at such time is not increased to any amount greater than the amount outstanding at the time of such renewal, replacement or refinancing.

(xii)

agreements for and obligations relating to the joint or common use of property owned by the Borrower or any Principal Subsidiary in common or jointly with one or more other parties.

(xiii)

any Lien created or existing in the LC Collateral Account (as defined and provided in the JPM Facility).

(xiv)

Liens existing on the Restatement Effective Date and described in Schedule 6.13.

6.14.

Affiliates. The Borrower will not, and will not permit any Principal Subsidiary to, enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Principal Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Principal Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, (ii) transactions with Wholly-Owned Subsidiaries in an aggregate amount not to exceed $50,000,000 or (iii) pursuant to agreements or transactions authorized or approved by the Public Service Commission of Wisconsin or federal utilities regulatory bodies (provided that in the case of any agreement or transaction having terms that are less favorable to the Borrower or such Principal Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, such authorization or approval acknowledges the non-arms-length nature of such terms).

6.15.

Financial Covenant. The Borrower will not permit the ratio of (i) its Consolidated Indebtedness to (ii) its Consolidated Total Capitalization to exceed 0.65 to 1.0 at any time.

ARTICLE VII

due.

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1.

The Borrower shall default in the payment of any principal of any Loan when

7.2.

The Borrower shall default in the payment of interest on any Loan or any other amount payable by it hereunder and such default shall continue for two Business Days after the same becomes due and payable.

7.3.

The Borrower or any of its Principal Subsidiaries shall default in the payment when due of any principal of or interest on (i) Indebtedness under the JPM Facility or (ii) other Indebtedness with an aggregate principal amount (for all affected Indebtedness described in this clause (ii)) of $50,000,000 or more if, in the case of both clause (i) and clause (ii), the effect of such default is to accelerate, or permit the acceleration of, such Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to Indebtedness described in clause (i) or to Indebtedness with an aggregate principal amount of

$50,000,000 or more described in clause (ii) above shall occur if the effect of such event is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity.

7.4.

Any representation, warranty or certification made or deemed made herein by the Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made, deemed made, or furnished in any material respect.

7.5.

The Borrower shall default in  the  performance  of  its  obligations  under  Section 6.3, 6.4, 6.10, 6.11, 6.12, 6.13, 6.14 or 6.15.

7.6.

The Borrower shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a senior officer of the Borrower becomes aware of such default, or (ii) the date on which notice thereof is given to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent).

7.7.

The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

7.8.

The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

7.9.

A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code.

7.10.

A final judgment or judgments for the payment of money in excess of

$50,000,000 in the aggregate that is not covered by insurance, performance bonds or the like shall be rendered by a court or courts against the Borrower or any of its Principal Subsidiaries, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 90 days from the date of entry thereof and the Borrower or the relevant Principal Subsidiary shall not, within such period of 90 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

7.11.

Any of the following events shall occur with respect to any Pension Plan:

(i)

the institution of any steps by the Borrower, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any  ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of

$50,000,000; or

(ii)

the complete or partial withdrawal from any Pension Plan by the Borrower or any ERISA Affiliate if, as a result of such withdrawal, the Borrower or any ERISA Affiliate could incur any liability by such Pension Plan in excess of $50,000,000; or

(iii)

a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

(iv)

an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

7.12.

Any license, consent, authorization or approval, filing or registration now or hereafter necessary to enable the Borrower to comply with its obligations hereunder or under any other Loan Document shall be revoked, withdrawn, withheld or not effected or shall cease to be in full force and effect.

7.13.

A Change in Control shall occur.

7.14.

Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.

Acceleration. If any Default described in Section 7.7, 7.8 or 7.9 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7, 7.8 or 7.9 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2.

Amendments. Subject to the provisions of this Article VIII and Section 3.3, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided that no such supplemental agreement shall:

(i)

without the consent of each Lender affected thereby:

(a)

extend the Facility Termination Date or the final maturity of any Loan, forgive all or any portion of the principal amount of any Loan or reduce the rate or extend the time of payment of any interest or fees hereunder; or

(b)

increase the amount of the Commitment of any Lender; or

(c)

amend Section 11.2; or

(ii)

without the consent of all Lenders:

(a)

reduce the percentage specified in the definition of Required Lenders;

(b)

permit the Borrower to assign its rights under this Agreement; or

(c)

amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except for matters described in subsection (i) or clause (c) of subsection (ii) of this Section 8.2.

8.3.

Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE IX GENERAL PROVISIONS

9.1.

Survival of Representations.

All representations and warranties of the Borrower

contained in this Agreement shall survive during the period that the Advances are outstanding.

9.2.

Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3.

Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

9.4.

Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement, provided that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.5,

9.9 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.5.

Expenses; Indemnification. (i) The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger and each Lender for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Administrative Agent, the Arranger and such Lender, which attorneys may be employees of the Administrative Agent, the Arranger or such Lender) paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time U.S. Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by U.S. Bank from information furnished to it by or on behalf of the Borrower, after U.S. Bank has exercised its rights of inspection pursuant to this Agreement.

(ii)

The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, each Lender, their respective affiliates, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. In the case of any investigation, litigation or proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a third party, by the Borrower or by an affiliate of the Borrower. The obligations of the Borrower under this Section 9.5 shall survive the payment of the Obligations and the termination of this Agreement.

(iii)

Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (i) or (ii) of this Section 9.5 to the Administrative Agent and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no  Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(iv)

To the extent permitted by applicable law (a) the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (b) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (iv)(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(v)

All amounts due under this Section shall be payable promptly after written demand therefor.

9.6.

Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.7.

Accounting. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, (i) any calculation or determination which is to be made on a consolidated basis shall exclude any assets, liabilities, revenues and expenses that are included in Borrower’s financial statements from “variable interest entities” as a result of the application of FIN No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as updated through FIN No. 46-R and as modified by FIN No. 94 and (ii) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (b) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

9.8.

Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.9.

Nonliability of Lenders. The relationship between the Borrower on the one hand  and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. None of the Administrative Agent, the Arranger or any Lender shall have any fiduciary responsibilities to the Borrower. None of the Administrative Agent, the Arranger or  any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The  Borrower agrees that none of the Administrative Agent, the Arranger or any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Administrative Agent, the Arranger or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.10.

Confidentiality. Each Lender agrees to maintain the confidentiality of Information (as defined below) which it may receive from the Borrower pursuant to this Agreement or in connection with any inspection conducted pursuant to Section 6.10, except for disclosure (i) to its Affiliates, to other Lenders and their respective Affiliates and the directors, officers, employees, agents, trustees, advisors and representatives of any of the foregoing (it being understood that the Persons to whom such disclosure is made will be informed of the  confidential nature of such Information and instructed to keep such Information confidential), (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,

(iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, (viii) with the consent of Borrower, and (ix) to the extent such Information (a) becomes publicly available other than as a result of a breach of this Section or (b) becomes available to any Lender on a nonconfidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, U.S. Bank or any Lender on a non- confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery  as confidential. Any Person required to maintain the confidentiality of Information as provided  in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but no less than a reasonable degree of care.

9.11.

Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the FRB) for the repayment of the Loans provided for herein.

9.12.

Disclosure. The Borrower and each Lender hereby acknowledge and agree that

U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.13.

No Fiduciary Duty, etc.

(i)

The Borrower and each Lender hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments  in, make other loans to or have other relationships with the Borrower and its Affiliates. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or  an agent of, the Borrower or any other Person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(ii)

The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect  to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(iii)

In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit

Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to  use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

9.14.

USA Patriot Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

9.15.

Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii)

the effects of any Bail-In Action on any such liability, including, if applicable:

(a)

a reduction in full or in part or cancellation of any such liability;

(b)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)

the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

9.16.

Additional Covenants and Defaults. If at any time the JPM Facility is amended or otherwise modified so that, as so amended or modified, it has any material covenant or default provision not substantially provided for in this Agreement or that is more favorable to the lender or lenders thereunder than those provided for in this Agreement, then (a) the terms of this Agreement shall, without any further action on the part of the Borrower or any Lender, be deemed to be amended automatically to include the applicable covenant or default provision contained in the JPM Facility; and (b) upon request of the Administrative Agent, the Borrower shall promptly enter into an amendment to this Agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, incorporating such covenant or default into this Agreement (it being understood that the execution and delivery of such amendment shall not be a condition to the effectiveness of the automatic amendment described in clause (a) above, but shall merely be for the convenience of the parties hereto).

Any covenant or default provision incorporated into this Agreement pursuant to this Section 9.14 (herein referred to as an “Incorporated Covenant”) (i) shall be deemed automatically amended herein to reflect any subsequent amendments made to such covenant or default provision in the JPM Facility; provided that if any Unmatured Default or Default then exists (including in respect of such Incorporated Covenant) and the amendment of such covenant or default provision would result in such covenant or provision being less restrictive on the Borrower, such Incorporated Covenant shall only be deemed automatically amended at such time as no Unmatured Default or Default then exists and (ii) shall be deemed automatically deleted from this Agreement at such time as such covenant or default provision is deleted or otherwise removed from the JPM Facility or the JPM Facility shall have been terminated, all commitments thereunder cancelled and all liabilities existing thereunder paid in full (other than unasserted contingent liabilities and obligations); provided that, if an Unmatured Default or Default then exists (including in respect of such Incorporated Covenant), such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time as no Unmatured Default or Default then exists.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1.

Appointment; Nature of Relationship. U.S. Bank National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2.

Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3.

General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4.

No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of  any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Administrative Agent shall  have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

10.5.

Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all Lenders, as appropriate, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative  Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.

Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7.

Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8.

Administrative Agent’s Reimbursement and Indemnification. The  Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and

(ii)

any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9.

Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

10.10.

Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or

such   Subsidiary  is   not   restricted   hereby  from   engaging   with   any  other  Person.

The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.11.

Lender Credit Decision. Each Lender acknowledges that it has, independently  and without reliance upon the Administrative Agent, the Arranger or any Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or Arranger hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or Arranger (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates.

10.12.

Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the

Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13.

Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger from time to time.

10.14.

Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.15.

Other Agents. The Syndication Agent shall not have any duties or obligations of any kind under this Agreement.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1.

Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2.

Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon the principal of or interest on its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of all outstanding Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.

Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligation to its trustees; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any  assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof),  shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

12.2.

Participations.

12.2.1.

Permitted Participants; Effect. Any Lender may, without the consent of, or  notice to, the Borrower, the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.2 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.5 (subject to the requirements and limitations therein, including the requirements under Sections 3.5(vi) (it being understood that the documentation required under

Sections 3.5(vi) shall be delivered to the participating Lender and the information) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Section 3.1 or 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.5(ii) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender; provided that such Participant agrees to be subject to Section 11.2 as though it were a Lender. Each Lender  that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error,  and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.2.2.

Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Advance or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

12.2.3.

Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.3.

Assignments.

12.3.1.

Permitted Assignments. Any Lender may at any time assign to one or more  banks or other entities (“Purchasers”), other than an Ineligible Institution, all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i)

$5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

12.3.2.

Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect  that none of the consideration used to make the purchase of the Commitment and the outstanding Loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations  of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the Purchaser desires that its Loans be evidenced by a Note, make appropriate arrangements so that a Note is issued to such Purchaser.

12.3.3.

Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

12.4.

Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.10 of this Agreement.

12.5.

Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

12.6.

Restriction on Transfer.  Notwithstanding any other provision of this Agreement, no Lender may assign, sell a participation in or otherwise transfer any of its rights or obligations hereunder to the Borrower or any Affiliate thereof.

ARTICLE XIII

NOTICES

13.1.

Notices.

(i)

Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire delivered to the Administrative Agent or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

(ii)

Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(iii)

Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (x), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (x) and (y) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient

13.2.

Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV COUNTERPARTS; EFFECTIVENESS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1.

CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WISCONSIN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2.

CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF WISCONSIN SITTING IN THE CITY OF MADISON (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF WISCONSIN SITTING IN THE CITY OF MADISON), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE

ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR WISCONSIN STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

15.3.

WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE XVI

AMENDMENT AND RESTATEMENT; REAFFIRMATION

The parties hereto agree that, on the Restatement Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

16.1.

The Existing Credit Agreement shall be deemed to be amended and restated in its entirety in the form of and pursuant to this Agreement and the terms of this Agreement shall replace and supersede the Existing Credit Agreement (which shall hereafter have no further effect upon the parties thereto other than with respect to any action, event, representation, warranty or covenant occurring, made or applying prior to the Restatement Effective Date).

16.2.

All “Loans” outstanding under the Existing Credit Agreement shall be deemed to be Loans under this Agreement. All other “Obligations” existing under the Existing Credit Agreement shall be deemed to be outstanding under this Agreement and, in each case (i) are in all respects enforceable with only the terms thereof being modified as provided by this Agreement and (ii) shall in all respects be continuing after the Restatement Effective Date and shall be deemed to be Obligations governed by this Agreement.

16.3.

All references to the Existing Credit Agreement or the “Credit Agreement” in the Existing Loan Documents executed in connection with the Existing Credit Agreement, whether on the Original Effective Date or at any time thereafter but prior to the Restatement Effective Date, shall be deemed to include references to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

16.4.

Each party to this Agreement acknowledges and agrees that this Agreement and the documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing or termination of any of the Obligations under the Existing Credit

Agreement as in effect prior to the Restatement Effective Date or a novation or payment and reborrowing of any amount owing under the Existing Credit Agreement as in effect prior to the Restatement Effective Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

MADISON GAS AND ELECTRIC COMPANY

By: /s/ Jeffrey C. Newman

Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

133 S. Blair St.

Madison, WI 53701

Attention: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Telephone: 608-252-7200

Fax: 608-252-7098

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ Kevin S. Murphy

Title: Vice President

3 Bryant Park

1095 Avenue of the Americas, 15th Floor

New York NY 10036

Attention: Kevin S. Murphy

Telephone: 917-326-3912

ASSOCIATED BANK, N.A., as Lender and Syndication Agent

By: /s/ Dennis C. Davidsaver

Title: Senior Vice President

2870 Holmgren Way

Green Bay, WI 54304

Attention: Jennifer Neinas

Telephone: 920-405-2845

OLD NATIONAL BANK, as Lender

By: /s/ Melissa Pharo

Title: Commercial Relationship Manager

25 W. Main Street

Madison, WI 53703

Attention: Ann Schaefer

Telephone: 608-252-8966

CAPITOL BANK, as Lender

By: /s/ Derek Moehring

Title: Executive Vice President

710 North High Point Road

Madison, WI 53717

Attention: Annette Wolter

Telephone: 608-836-4104

STATE BANK OF CROSS PLAINS, as Lender

By: /s/ Scott Ducke

Title: SVP - Chief Lending Officer

1205 Main St.

Cross Plains, WI 53528

Attention: Loan Servicing

Telephone: 608-798-5245

HOME SAVINGS BANK, as Lender

By: /s/ Matt Rosenthal

Title: Executive Vice President

2 S. Carroll St.

Madison, WI 53704

Attention: Michelle Morehouse

Telephone: 608-282-6000

MCFARLAND STATE BANK, as Lender

By: /s/ James E. Walker

Title: Executive Vice President

5900 U.S. Hwy. 51

McFarland, WI 53558

Attention: Loan Servicing

Telephone: 608-838-3141

SCHEDULE I LENDERS AND COMMITMENTS

Lender	Commitment
U.S. Bank National Association	$16,000,000
Associated Bank, N.A.	$10,000,000
Old National Bank	$5,000,000
Capitol Bank	$5,000,000
State Bank of Cross Plains	$2,000,000
Home Savings Bank	$1,000,000
McFarland State Bank	$1,000,000
TOTAL	$40,000,000

PRICING SCHEDULE

STATUS	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
LIBOR Margin	0.625%	0.750%	0.875%	1.000%	1.125%
Base Rate Margin	0.000%	0.000%	0.000%	0.000%	0.125%
Commitment Fee Rate	0.050%	0.060%	0.075%	0.100%	0.125%

The LIBOR Margin, the Base Rate Margin and the Commitment Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current Moody’s and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody’s Rating or no S&P Rating, but has a Rating, the Status shall be determined based on the Rating that is then in effect. If at any time the Borrower has no  Moody’s Rating and no S&P Rating, Level V Status shall exist.

“Level I Status” exists at any date if, on such date, the Moody’s Rating is Aa2 or better or the S&P Rating is AA or better.

“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Moody’s Rating is Aa3 or better or the S&P Rating is AA- or better.

“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Moody’s Rating is A1 or better or the S&P Rating is A+ or better.

“Level IV Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I, Level II or Level III Status and (ii) the Moody’s Rating is A2 or better or the S&P Rating is A or better.

“Level V Status” exists at any date if, on such date, the Borrower has not qualified for any other Status.

“Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“Rating” means the S&P Rating or the Moody’s Rating.

“S&P Rating” means, at any time, the rating issued by Standard and Poor’s Rating Services, a Standard & Poor Financial Services, LLC business, and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

If the Borrower is split-rated and the ratings differential is one level, the better rating will apply. If the Borrower is split-rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the intermediate ratings will apply.

Schedule 5.8 Subsidiaries

None.

Schedule 6.13 Liens

Indenture of Mortgage and Deed of Trust dated as of January 1, 1946, between Madison Gas and Electric Company and Firstar Trust Company, as Trustee.

EXHIBIT A

FORM OF OPINION

[to be attached]

February 7, 2019

To the Administrative Agent and each of the Lenders

who are parties to the Amended and Restated Credit Agreement dated as of February 7, 2019 among Madison Gas and Electric Company, the Lenders,

U.S. Bank National Association, as Administrative Agent, and Associated Bank, N.A. as Syndication Agent

Ladies and Gentlemen:

We have been asked to furnish this letter to you pursuant to Section 4.1(v) of the Amended and Restated Credit Agreement dated as of February 7, 2019 (the “Credit Agreement”) among Madison Gas and Electric Company (the “Borrower”), the Lenders, U.S. Bank National Association as Administrative Agent and Associated Bank, N.A. as Syndication Agent. All capitalized terms used in this letter and not otherwise defined herein shall have the respective meanings attributed to them in the Credit Agreement.

We have acted as Wisconsin counsel to the Borrower in connection with the execution and delivery of the Credit Agreement. In that capacity, we have examined (i) the Credit Agreement, (ii) the Borrower’s Restated Articles of Incorporation and all amendments thereto (the “Charter”) and (iii) the Borrower’s Bylaws and all amendments thereto (the “Bylaws”).

We are familiar with the corporate proceedings taken by the Borrower in connection with the Credit Agreement and the transactions contemplated thereby. For purposes of expressing the opinions expressed in this letter, we have relied, as to various questions of fact material thereto, upon the representations made by the Borrower in the Credit Agreement and upon certificates of officers of the Borrower. We have also examined originals, or copies of originals certified to our satisfaction, of such corporate records of the Borrower and such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. With respect to any instrument or agreement executed or to be executed by any party other than the Borrower, we have assumed, to the extent relevant to the opinions set forth

February 7, 2019

herein, that (i) such other party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and (ii) such other party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of, such other party.

Based upon the foregoing and subject to the qualifications and limitations stated below, it is our opinion that:

(1)

The Borrower is a corporation validly existing and in good standing under the laws of Wisconsin and has all requisite authority to (a) execute, deliver and perform all of its obligations under the Loan Documents and to consummate the transactions contemplated thereby, and (b) conduct its business in each jurisdiction in which its business is conducted.

(2)

The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents have been duly authorized by proper corporate proceedings on the part of the Borrower and do not:

(a)

require any consent of the Borrower’s shareholder;

(b)

(i) violate the Charter, the Bylaws or any federal or State of Wisconsin law, rule or regulation known to us to be customarily applicable to transactions of the nature contemplated by the Loan Documents, (ii) violate any order, writ, judgment, injunction, decree or award known to us to be binding on the Borrower or (iii) to our knowledge, violate, or constitute a default under, the provisions of any indenture, instrument or agreement to which the Borrower is a party, or by which it, or its Property, is bound; or

(c)

result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any indenture, instrument or agreement known to us to be binding upon the Borrower.

(3)

The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

(4)

To our knowledge, except as disclosed in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or overtly threatened against

February 7, 2019

the Borrower which could reasonably be expected to affect materially and adversely the Borrower’s performance of its obligations under the Loan Documents.

(5)

No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or giving of notice to, or exemption by, or other action in respect of any governmental or public body or authority of the United States of America or State of Wisconsin, or any subdivision thereof (other than the Certificate of Authority and Order of the Public Service Commission of Wisconsin described below) is required to be obtained by the Borrower in connection with its execution and delivery of the Loan Documents, the borrowings under the Credit Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability against the Borrower of any of the Loan Documents.

The opinion in paragraph 2(b)(i) above does not address compliance with Regulations T, U and X of the Board of Governors of the Federal Reserve System.

The opinion as to enforceability set forth in paragraph 3 above is subject to the qualification that the enforceability of the Borrower’s obligations under the Loan Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Such principles of equity are of general application and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants. Such principles would include an expectation that parties act with reasonableness and in good faith, and might be applied, for example, to provisions which purport to grant a party with the authority to exercise sole discretion or make conclusive determinations. We note further, that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the rights of parties seeking to obtain indemnification.

The opinion as to governmental approvals set forth in paragraph 5 above is subject to the qualification that Borrower is authorized by a Certificate of Authority and Order of the Public Service Commission of Wisconsin (“PSCW”) to issue up to $130,000,000 principal amount of outstanding short-term indebtedness at any one time, consisting of short-term notes, loans and commercial paper (the “Short-Term Debt Limit”). New or additional authorization would be required from the PSCW in order for the Borrower to have short-term indebtedness outstanding above the Short-Term Debt Limit.

We express no opinion as to the enforceability of provisions of the Credit Agreement that

(a)

attempt to exculpate other parties from liability for future actions, inactions or practices,

(b)

purport to establish evidentiary standards, (c) purport to confer subject matter jurisdiction on any court or fix venue, (d) relate to severability or separability, (e) relate to payment without set- off or that otherwise purport to make obligations of, or determinations by, any party unconditional and absolute or (f) constitute agreements to agree. We also express no opinion as

February 7, 2019

to the enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing.

Any opinion herein which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that the lawyers in this firm who have had an involvement in reviewing the Loan Documents have no current conscious awareness after having exercised customary professional diligence of any facts or information contrary to such opinion.

This letter is limited to the federal laws of the United States of America and the laws of the State of Wisconsin.

This letter is being delivered solely for the benefit of the persons to whom it is addressed (together with their participants, assignees and other transferees, subject in all respects to the last sentence of this paragraph); accordingly, it may not be relied upon by any other person or for any other purpose without, in each case, our written consent. This letter may not be quoted or filed with any governmental authority or other regulatory agency (except to the extent required by law). Our written consent is not needed to furnish a copy of this letter (with no right of reliance):

(a)

in connection with any proceedings related to the Loan Documents or the enforcement thereof; (b) to accountants and counsel for the Administrative Agent or the Lenders; or (c) pursuant to judicial process. We assume no obligation to update or supplement the opinions expressed herein to reflect any facts or circumstances which may hereafter come to our attention with respect to such opinions, including any changes in applicable law which may hereafter occur.

Very truly yours,

STAFFORD ROSENBAUM LLP

EXHIBIT B

COMPLIANCE CERTIFICATE [DATE]

To:

The Lenders parties to the

Amended and Restated Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of February 7, 2019 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Madison Gas and Electric Company (the “Borrower”), the lenders party thereto and U.S. Bank National Association, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.

I am the duly elected

of the Borrower;

2.

I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.

The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as  of the date of this Compliance Certificate, except as set forth below; and

4.

Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

**[5. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Amended and Restated Credit Agreement and the other Loan Documents and the status of compliance.]**

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first set forth above.

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of   ,   with Provisions of  and   of

the Agreement

SCHEDULE II TO COMPLIANCE CERTIFICATE REPORTS AND DELIVERIES CURRENTLY DUE

EXHIBIT C

ASSIGNMENT AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:

2.

Assignee:

3.

Borrower:

Madison Gas and Electric Company

4.

Administrative

Agent:

U.S. Bank National Association, as the Administrative Agent under the Credit Agreement.

5.

Credit Agreement: Amended and Restated Credit Agreement dated as of February 7,

2019 among the Borrower, the Lenders party thereto and U.S. Bank National Association, as Administrative Agent.

6.

Assigned Interest:

Facility Assigned	Aggregate Amount of	Amount of	Percentage Assigned of

Commitment/Loans for all Lenders*	Commitment/Loans Assigned*	Commitment/Loans[1]
$	$	%
$	$	%
$	$	%

7.

Trade Date:

2

Effective Date:

, 20

TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

 Title:

ASSIGNEE

[NAME OF ASSIGNEE]

[Consented to and]3 Accepted:

By:

 Title:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:

 Title:

[Consented to:]4

?

Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

1

Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

3

To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

4

To be added only if the consent of the Borrower and/or other parties (e.g. a Lender) is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]

By:

 Title:

ANNEX 1

TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.

Representations and Warranties.

1.1.

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Amended and Restated Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1(i) and (ii) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender or any of their respective Related Parties and (iv) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.

Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of Wisconsin.

EXHIBIT D

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To  U.S.  Bank  National  Association,  as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement described below.

Re:    Amended and Restated Credit Agreement dated as of February 7, 2019 (as the same may be amended or modified, the “Credit Agreement”), among Madison Gas and Electric Company (the “Borrower”), the Lenders named therein and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.11 of the Credit Agreement.

Facility Identification Number(s)

 Customer/Account Name     Transfer Funds To

For Account No.

 Reference/Attention To    Authorized Officer (Customer Representative)         Date

(Please Print)

Signature

Bank Officer Name

Date

(Please Print)

Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT E

NOTE

[Date]

Madison Gas and Electric Company, a Wisconsin corporation (the “Borrower”), promises to pay to the order of   (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section

2.2 of the Agreement (as hereinafter defined), in immediately available funds at the office of the Administrative Agent determined pursuant to the terms of the Agreement referred to below, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on  the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of February 7, 2019 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

MADISON GAS AND ELECTRIC COMPANY

By:

 Print Name:    Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL TO

NOTE OF MADISON GAS AND ELECTRIC COMPANY, DATED  ,

Date

Principal Amount of Loan

Maturity of Interest Period

Principal Amount Paid

Unpaid Balance

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Amended and Restated Credit Agreement dated as of

February 7, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MGE Energy, Inc., each lender from time to time party thereto and

U.S. Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate,

(ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and

(iv)

it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

 Name:

Title:

Date:

, 20[ ]

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 7, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MGE Energy, Inc., each lender from time to time party thereto and

U.S. Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

 Name:

Title:

Date:

, 20[ ]

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 7, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MGE Energy, Inc., each lender from time to time party thereto and

U.S. Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor  any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and

(v)

none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W- 8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:

, 20[ ]

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 7, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MGE Energy, Inc., each lender from time to time party thereto and

U.S. Bank National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W- 8BEN or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:

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